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                                                                      EXHIBIT 5.


                             DISTRIBUTION AGREEMENT


        AGREEMENT, dated as of September 17, 1990, between Homestead Funds, Inc., a Maryland corporation (the "Issuer"), and RE Investment Corporation, a District of Columbia corporation (the "Distributor").


                              W I T N E S S E T H:

        WHEREAS, the Issuer is a registered investment company under the Investment Company Act of 1940, as amended ("1940 Act") and proposes to engage in business as an open-end management investment company; and


        WHEREAS, the Issuer desires to appoint the Distributor as the principal underwriter and distributor of the Issuer's shares and the Distributor is willing to accept such appointment; and


        WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");


        NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the Issuer and the Distributor agree as follows:


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        1.      Appointment and Sale of Shares. The Issuer hereby appoints the
Distributor as the principal underwriter and distributor of the Issuer's shares and the Distributor hereby accepts such appointment.

        During the term of this Agreement the Distributor shall have the right to sell, on behalf of the Issuer, shares of capital stock of the Issuer authorized for issuance, including authorized shares of any portfolio series ("Fund") of the Issuer, subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), the laws governing the sale of securities in the various states ("Blue Sky Laws"), and the other terms and conditions set forth in this Agreement. The Distributor shall have the right to sell shares of the Issuer sold under offers of exchange, if available, between and among investment companies, or any portfolio series thereof, for which RE Advisers Corporation, or any affiliate thereof, acts as investment manager. All sales by the Distributor shall be expressly subject to acceptance by the Issuer, which may reject any orders to purchase shares for any reason.

        No order for the sale, redemption or repurchase of the Issuer's shares, nor any payment for shares sold, redeemed or repurchased, shall be effective until received by the transfer agent of the Issuer. Orders transmitted to the Distributor or its registered representatives shall be immediately sent to the


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transfer agent of the Issuer. Sale, redemption and repurchase orders shall be handled directly by the transfer agent of the Issuer, and payment for shares sold shall be transmitted by the transfer agent directly to the Issuer's custodian.


        2. Sale of Shares by the Issuer. The rights granted to the Distributor shall be exclusive, except that the Issuer reserves the right to sell its shares to investors on applications received and accepted by the Issuer. Further, the Issuer reserves the right to issue shares in connection with a merger or consolidation, or acquisition by the Issuer through purchase or otherwise, with any other investment company, trust, or personal holding company.


        3. Shares Covered by this Agreement. This Agreement shall apply to unissued shares of the Issuer, shares of the Issuer held in its treasury in the event that, in the discretion of the Issuer, treasury shares shall be sold, and shares of the Issuer repurchased for resale.


        4. Public Offering Price. All shares of the issuer sold by the Distributor or the Issuer shall be sold at the public offering price. The public offering price for all accepted applications shall be the net asset value per share, as determined in the manner described in the Issuer's current Prospectus and/or Statement of Additional Information. The Issuer shall in all cases receive 100%


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of the net asset value per share on all sales.

        5. Suspension of Sales. If and whenever the determination of net asset value is suspended, and until such suspension is terminated, no further orders for shares shall be processed except such unconditional orders as may have been placed before the Distributor had knowledge of the suspension. In addition, the Issuer reserves the right to suspend sales if, in the judgment of the Issuer's Board of Directors, it is in the best interests of the Issuer to do so. Such suspension of sales shall continue for such period of time as may be determined by the Issuer. The Issuer shall give the Distributor prompt notice of any suspension of sales.

        6. Solicitation of Orders. In consideration of the rights granted to the Distributor under this Agreement, the Distributor agrees to use all reasonable efforts to secure purchasers for shares of the Issuer. However, the Distributor shall not be obligated to sell any specific number of shares of the Issuer, and may in its discretion reject any orders to purchase shares. The Issuer shall make available to the Distributor, at the expense of the Distributor, such numbers of copies of the Issuer's currently effective Prospectus and Statement of Additional Information, and copies of such financial statements and other information, as the Distributor may reasonably request in connection with the distribu-


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tion of shares of the Issuer.

        In selling the shares of the Issuer, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal laws and Blue Sky Laws and regulations and the regulations of the NASD relating to the sale of such securities.

        7. Authorized Representations. The Distributor and its registered representatives shall not give any information or make any representations other than those contained in the appropriate Registration Statement, Prospectus and/or Statement of Additional Information of the Issuer currently filed with the Securities and Exchange Commission ("SEC") under the 1933 Act, as amended from time to time, or contained in shareholder reports or other materials that may be prepared by or on behalf of the Issuer and authorized by responsible officers of the Issuer for use by the Distributor. This limitation shall not, however, be construed to prevent the Distributor from preparing and distributing advertisements and sales literature or other materials as it may deem appropriate. The Distributor shall cause any sales literature, advertisements, or other similar materials to be filed with the NASD, the SEC, or any other required securities regulatory body, as appropriate.



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        8.      Registration and Qualification of Shares. The Issuer agrees that it shall take all action necessary to register its shares under the 1933 Act so that there will be available for sale the number of shares the Distributor may reasonably be expected to sell. The Issuer shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of each of the Funds for sale under the securities laws of such states where such qualification is required.

        The Issuer shall promptly notify the Distributor if the registration or qualification of any Fund shares under any Blue Sky Laws or federal securities laws, or the Issuer's registration under the 1940 Act, is suspended or terminated, or if any governmental body or agency institutes, or has threatened to institute, a proceeding to terminate the offer and sale of any Fund shares in any jurisdiction.

        9. Expenses. As between the Distributor and the Issuer, the Issuer shall pay, or cause to be paid, all fees, costs and expenses (a) in connection with the preparation, setting in type, and filing of any Registration Statement, Prospectus and Statement of Additional Information under the 1933 Act and amendments thereto for the offer and sale of the Issuer's shares, (b) in connection with the registration, qualification, and maintenance of shares for sale in the various states in which the Board of Directors of the


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Issuer shall determine it advisable to register, qualify and maintain such shares for sale, (c) of preparing, setting in type, printing, and mailing any report or other communication to shareholders of the Issuer in their capacity as such, (d) of preparing, setting in type, printing, and mailing Prospectuses, Statements of Additional Information, and any supplements thereto sent to existing shareholders, and (e) in connection with the issue and transfer of shares of any Fund resulting from the acceptance of orders to purchase or transfer shares by investors, including the expenses of confirming any such purchase orders or transfer requests.

        The Distributor shall pay all fees, costs, and expenses incurred by it in performing its obligations under this Agreement, including (a) the printing and distribution of any Prospectuses, Statements of Additional Information, reports and other communications sent to prospective shareholders, (b) the preparation, printing, and distribution of any advertisement or other sales literature, (c) all other expenses which are primarily for the purpose of promoting the sale of the Issuer's shares other than to existing shareholders of a Fund, and (d) expenses incurred in connection with the Distributor's registration as a broker-dealer or with the registration or qualification of its officers, directors or representatives under federal laws and Blue Sky Laws and the maintenance of those registrations or qualifications.


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        It is understood that (a) the Distributor will not receive commissions or other compensation for acting as the Issuer's principal underwriter and distributor, and (b) no commission or other fee will be paid by the Issuer or Distributor to any person or entity for the sale of the Issuer's shares, which are offered without a sales or redemption charge of any kind.

        10. Indemnification. The Issuer agrees to indemnify and hold harmless the Distributor, each of its directors and officers, and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act (the Distributor's directors, officers, and control persons are, for purposes of this paragraph, hereinafter collectively referred to as "indemnified persons"), against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense, and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that any Registration Statement, Prospectus, Statement of Additional Information, shareholder report, or other information filed or made public by the Issuer (as from time to time amended) contained an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the


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common law. However, the Issuer does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Issuer by or on behalf of the Distributor. In no case (a) is the Issuer's indemnity in favor of the Distributor or any indemnified persons to be deemed to protect the Distributor or any indemnified persons against any liability to the Issuer or its security holders to which the Distributor or such indemnified persons would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or their duties or by reason of its or their reckless disregard of its or their obligations and duties under this Agreement, or (b) is the Issuer to be liable under the indemnity provision contained in this paragraph with respect to any claim made against the Distributor, or any indemnified person, unless the Distributor or such indemnified person, as the case may be, shall have notified the Issuer in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim was served upon the Distributor or any such indemnified person (or after the Distributor or such indemnified person received notice of service on any designated agent). However, failure to notify the Issuer of any claim shall not relieve the Issuer from any liability that it may have to the Distributor or any indemnified person against whom such action is brought otherwise than on


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account of the indemnity provision contained in this paragraph. The Issuer shall be entitled to participate at its own expense in the defense of, or if it so elects, may assume the defense of, any suit brought to enforce any claims. If the Issuer elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or the indemnified persons. In the event the Issuer elects to assume the defense of any suit and retain counsel, the Distributor, or the indemnified persons, shall bear the fees and expenses of any additional counsel retained by it or them. If the Issuer does not elect to assume the defense of any suit, it will reimburse the Distributor, or the indemnified persons, for the reasonable fees and expenses of any counsel retained by it or them. The Issuer agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its directors, officers, or employees in connection with the issuance or sale of any of the shares.

        The Distributor also covenants and agrees that it will indemnify and hold harmless the Issuer, each of its directors and officers, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act (the Issuer's directors, officers and control persons are, for purposes of this paragraph, hereinafter collectively referred to as "indemnified persons"), against any loss, liability, damages, claim or expense (including

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the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense, and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that any Registration Statement, Prospectus, Statement of Additional Information, shareholder report, or other information filed or made public by the Issuer (as from time or time amended) contained an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, but only insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Issuer by or on behalf of the Distributor. In no case (a) is the Distributor's indemnity in favor of the Issuer, or any indemnified persons, to be deemed to protect the Issuer, or any such indemnified persons, against any liability to which the Issuer, or such indemnified persons, would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or their duties or by reason of its or their reckless disregard of its or their obligations and duties under this Agreement, or (b) is the Distributor to be liable under the indemnity provision contained in this paragraph with respect to any claim made against the Issuer, or any indemnified person, unless the Issuer or such indemnified person, as the case may be, shall


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have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim was served upon the Issuer or any such indemnified person (or after the Issuer or such indemnified person received notice of service on any designated agent). However, failure to notify the distributor of any claim shall not relieve the Distributor from any liability which it may have to the Issuer or any indemnified person against whom the action is brought otherwise than on account of the indemnity provision contained in this paragraph. The Distributor shall be entitled to participate at its own expense in the defense of, or if it so elects, may assume the defense of, any suit brought to enforce any claims. If the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Issuer, or the indemnified persons. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Issuer, or the indemnified persons, shall bear the fees and expenses of any additional counsel retained by it or them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Issuer, or the indemnified persons, for the reasonable fees and expenses of any counsel retained by it or them. The Distributor agrees to notify the Issuer promptly of the commencement of any litigation or proceedings against it or any of its directors, officers, or employees in connection with the issue and sale of any of the shares.


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        11.     Independent Contractor. The Distributor shall act as an
independent contractor and nothing herein contained shall constitute the Distributor, its representatives, agents or any employees thereof as employees of the Issuer in connection with the sale of shares of the Issuer. The Distributor is responsible for its own conduct and the employment, control and conduct of its representatives, agents and employees, and for injury to such representatives, agents or employees or to others through its representatives, agents or employees. The Distributor assumes full responsibility for its representatives, agents and employees under applicable laws.

        12. Effective Date. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force until October 1, 1992 and thereafter from year to year, provided continuance is approved annually by the vote of a majority of the Board of Directors of the Issuer, and by the vote of those Directors of the Issuer who are not "interested persons" of the Issuer, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms "assignment" and "interested persons" shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended. In addition to termination by


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failure to approve continuance or by assignment, this Agreement may at any time be terminated by either party upon not less than sixty days' prior written notice to the other party.

        13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if in writing and either hand delivered or sent by mail, and addressed to the Issuer, at 1800 Massachusetts Avenue, N.W., Washington D.C. 20036, and to the Distributor, at 1800 Massachusetts, Avenue, N.W., Washington, D.C. 20036, or alternatively, at the last address furnished by the other party to the party giving notice.

        14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland and the applicable provisions of the 1940 Act and, rules thereunder. To the extent the applicable law of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or rules thereunder, the latter shall control.

        15. Confidentiality. The Distributor and the Issuer shall not disclose or use any records or information obtained hereunder in any manner whatsoever except as expressly authorized hereunder and, further, they shall keep confidential any information obtained pursuant to their relationship as set forth herein, and disclose such information only if the Issuer has authorized such disclosure,


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or if such disclosure is expressly required by applicable federal or state regulatory authorities.

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed in its name and on its behalf by one of its officers duly authorized, and the Distributor has caused this instrument to be executed in its name and on its behalf by one of its officers duly authorized, as of the day and year first above written.



                                                       Homestead Funds Inc.


Attest:   /s/ Peter R. Morris                     By:  /s/ William P. McKeithan
        ---------------------------                  --------------------------
              Secretary



                                                       RE Investment Corporation



Attest:    /s/ Peter R. Morris                    By:  /s/ Stuart E. Teach
        ---------------------------                  --------------------------
              Secretary





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